COVENANT LOGISTICS GROUP ANNOUNCES MOVE TO NEW YORK STOCK EXCHANGE
CHATTANOOGA, TENNESSEE – July 26, 2024 - Covenant Logistics Group, Inc.  (NASDAQ/GS: CVLG) (“Covenant” or the “Company”) today announced that it is transferring the listing of its Class A common stock, $0.01 par value per share (the “Class A common stock”), to the New York Stock Exchange (“NYSE”) from The NASDAQ Global Select Market (“NASDAQ”). Covenant expects to begin trading on the NYSE at market open on Tuesday, August 6, 2024, under its existing ticker symbol, “CVLG”. Covenant expects its Class A common stock to continue to trade on NASDAQ until the close of the market on August 5, 2024.
Chairman and Chief Executive Officer, David R. Parker, commented: “We are pleased to announce the listing of our Class A common stock on the NYSE. We believe the NYSE’s world-class trading platform gives us the opportunity to increase visibility and engagement. Also, we thank NASDAQ for its partnership and support since our initial public offering in 1994.”
“We are excited to welcome Covenant Logistics to the New York Stock Exchange,” said John Tuttle, Vice Chair, NYSE Group. “As an NYSE-listed company, it joins a world-class community of icons and disruptors.”
About Covenant
Covenant Logistics Group, Inc., through its subsidiaries, offers a portfolio of transportation and logistics services to customers throughout the United States. Primary services include asset- based expedited and dedicated truckload capacity, as well as asset-light warehousing, transportation management, and freight brokerage capability. In addition, Transport Enterprise Leasing is an affiliated company providing revenue equipment sales and leasing services to the trucking industry.
This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to the Company’s expected listing on the NYSE and the impact thereof. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures in the Risk Factors sections of Covenant Logistics Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023 and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.
For further information contact:
M. Paul Bunn, President
PBunn@covenantlogistics.com
Tripp Grant, Chief Financial Officer
TGrant@covenantlogistics.com
For copies of Company information contact:
Brooke McKenzie, Executive Administrative Assistant
BMcKenzie@covenantlogistics.com
Back for Form 8-K